BLUEGREEN VACATIONS HOLDING CORPORATION REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER, 2020

FORT LAUDERDALE, Florida -  November 9, 2020 – Bluegreen Vacations Holding Corporation (NYSE: BVH) (OTCQX: BVHBB) (formerly BBX Capital Corporation) ("BVH" or the “Company") reported today its financial results for the quarter ended September 30, 2020.

Third Quarter 2020 Highlights:

•	Total revenue from continuing operations decreased to $144.2 million in the quarter from $200.0 million for the third quarter of 2019.
•	Net loss from continuing operations was $25.3 million in the quarter, compared to net income from continuing operations of $8.4 million for the third quarter of 2019.
•	Diluted loss per share from continuing operations was $(1.53) in the quarter, compared to diluted earnings per share from continuing operations of $0.22 for the third quarter of 2019.
•

Bluegreen’s current year quarter’s results were adversely affected by the economic impact of the COVID-19 pandemic. In response to the pandemic, during the last week of March 2020, Bluegreen temporarily closed all of its VOI sales centers, its retail marketing operations at Bass Pro Shops and Cabela’s stores and outlet malls, and its Choice Hotels call transfer program.  Bluegreen also canceled existing owner reservations through May 15, 2020 and new prospect guest tours through June 30, 2020, and closed, some of its Club and Club Associate Resorts in accordance with government mandates and advisories. By September 30, 2020, Bluegreen had recommenced its marketing operations in 92 Bass Pro Shops and Cabela’s stores,  reactivated its Choice Hotels call transfer program, reopened all of its resorts, and reopened all but one of its VOI sales centers. Resort occupancy for the third quarter of 2020 was approximately 70%.

•	Balance Sheet at September 30, 2020:
o	Unrestricted cash of $211.1 million.
o	Total consolidated assets of $1.2 billion.
o	Total shareholders’ equity of $177.3 million.
o	Fully diluted book value per share of $9.18. (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of BVH’Class A and Class B common shares outstanding as of period end.

Alan B. Levan, Chairman, Chief Executive Officer, and President of BVH and Bluegreen, commented, “We are pleased to have completed the spin-off of BBX Capital, Inc. in September. We believe that as a ‘pure play’ holding company, we will be better positioned to adopt strategies and pursue objectives appropriate to maximize our value over the long-term by optimizing capital deployment and investment strategies to advance our interests, focused primarily on maximizing the value of our investment in Bluegreen for the benefit of our shareholders.

Bluegreen – Selected Financial Data (1)

Selected highlights of Bluegreen’s financial results include the following:

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change

Sales of vacation ownership interests (“VOIs”)	$59.3	$66.3	(10.6)%	$113.4	$186.4	(39.1)%
System-wide sales of VOIs	$104.3	$170.4	(38.8)%	$254.8	$463.6	(45.0)%
Fee-based sales commissions	$22.1	$60.5	(63.4)%	$64.6	$161.0	(59.9)%
Other fee-based services revenue	$27.8	$33.7	(17.5)%	$83.6	$94.0	(11.1)%
Income before non-controlling interest and
provision for income taxes	$17.4	$30.4	(42.7)%	$6.4	$42.5	(85.0)%
Adjusted EBITDA attributable to Bluegreen’s shareholders(2)	$22.4	$37.0	(39.5)%	$29.3	$91.8	(68.1)%
Free cash flow	$41.6	$34.7	19.9%	$46.1	$31.8	45.0%

(1)

This Selected Financial Data reflects the financial results of Bluegreen and does not adjust any of the applicable financial metrics, such as Adjusted EBITDA, to account for the noncontrolling interest in Bluegreen reflected in BVH’s consolidated financial statements as a result of BVH’s approximate 93% ownership interest in Bluegreen.

(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income attributable to shareholders to Adjusted EBITDA

Additional Information

For more complete and detailed information regarding BVH and its financial results, please see BVH’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which will be filed with the SEC on or about November 9, 2020 and will be available on the SEC's website, www.sec.gov, and on BVH’s website, www.BVHCorp.com.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow. Please see the supplemental tables herein for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

About Bluegreen Vacations Holding Corporation: Bluegreen Vacations Holding Corporation (NYSE: BVH) (OTCQX: BVHBB) (formerly BBX Capital Corporation) is a Florida-based holding company whose sole investment is its approximate 93% ownership interest of Bluegreen Vacations Corporation (NYSE: BXG). For further information, please visit www.BVHcorp.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 68 Club and Club Associate Resorts and access to nearly 11,300 other hotels and resorts through partnerships and exchange networks. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties. Bluegreen Vacations Corporation is approximately 93% owned by Bluegreen Vacations Holding Corporation (NYSE: BVH) (OTCQX: BVHBB) (formerly BBX Capital Corporation), a Florida-based holding company. For further information about Bluegreen Vacations Corporation, please visit www.BluegreenVacations.com.

Bluegreen Vacations Holding Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

Telephone: 954-399-7193 Email: Leo.Hinkley@BVHcorp.com

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements are based on current expectations of management and can be identified by the use of words such as “believe”, “may”, “could”, “should”, “plans”, “anticipates”, “intends”, “estimates”, “expects”, and other words and phrases of similar impact.  Forward-looking statements involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks relating to public health issues, including in particular the COVID-19 pandemic and the effects of the pandemic, including resort closures, travel and business restrictions, volatility in the international and national economy and credit markets, worker absenteeism, quarantines and other health related restrictions; the length and severity of the COVID-19 pandemic and Bluegreen’s ability to successfully resume full business operations thereafter; governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic and the duration thereof, which is uncertain and will impact Bluegreen’s ability to fully utilize resorts and re-open sales centers and other marketing activities; the pace of recovery following the COVID-19 pandemic; the risk that resorts and sales operations, including those at Bass Pro and Cabela’s store locations, may not reopen to the extent or when expected, or may be subject to additional closures in the future, particularly in locations where COVID-19 cases have increased; competitive conditions; our and Bluegreen’s liquidity and the availability of capital; Bluegreen’s ability to successfully implement its strategic plans and initiatives to navigate the COVID-19 pandemic; risks that Bluegreen’s default rates may increase and exceed  expectations, including due to the impact on consumers of the COVID-19 pandemic and if Bluegreen’s efforts to address the actions of timeshare exit firms and the increase in default rates associated therewith are not successful; risks related to our and Bluegreen’s indebtedness, including the  potential for accelerated maturities and debt covenant violations; the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic on Bluegreen’s operations and our and Bluegreen’s payment of regular or special dividends in the future, including that, despite the special cash dividend declared by Bluegreen during July 2020, we and Bluegreen have suspended the payment of regular quarterly cash dividends due to the impact of the COVID-19 pandemic, and dividends may not be paid at historical rates or at all, and we are largely dependent on dividends from Bluegreen for cash flow; the impact of the COVID-19 pandemic on Bluegreen’s consumers, including their income, their level of  discretionary spending both during and after the pandemic, and their views towards travel and the vacation ownership industries; the risk that Bluegreen’s resort management fees and  finance operations may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all; risks that Bluegreen’s current or future marketing alliances may not be available to them in the future;  our and Bluegreen’s ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth; risks relating to our spin-off of BBX Capital, Inc. including that it may not result in the benefits expected to the extent anticipated or at all; risks relating to the Bluegreen Renewal initiative, including that it may not lead to increased sales or profitability when expected or at all; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed on March 13, 2020 (other than those that were specific to the businesses of  BBX Capital, which was spun-off on September 30, 2020), the risks and uncertainties relating to the Company described in the Company’s subsequent filings with the SEC, including the Company’s Definitive Proxy Statement on Schedule 14A related to the spin-off of BBX Capital, Inc. which was filed with the SEC on August 27, 2020 and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, which is expected to be filed on or about November 9, 2020. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements.

Bluegreen Vacations Holding Corporation
Condensed Consolidated Statements of Financial Condition - Unaudited
(In thousands, except share data)

	September 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$211,110	335,846
Restricted cash ($15,135 in 2020 and $22,534 in 2019 in variable interest entities ("VIEs"))	35,672	49,896
Notes receivable	559,918	589,198
Less: Allowance for loan loss	(149,805)	(140,630)
Notes receivable, net ($271,539 in 2020 and $292,590 in 2019 in VIEs)	410,113	448,568
Vacation ownership interest ("VOI") inventory	350,345	346,937
Property and equipment, net	93,046	99,670
Intangible assets, net	61,452	61,515
Operating lease assets	19,667	21,498
Other assets	58,168	68,477
Discontinued operations total assets	—	360,861
Total assets	$1,239,573	1,793,268
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$17,794	16,662
Deferred income	14,635	18,074
Escrow deposits	15,967	22,711
Other liabilities	78,278	99,320
Receivable-backed notes payable - recourse	77,417	88,569
Receivable-backed notes payable - non-recourse (in VIEs)	303,301	334,246
Note payable to BBX Capital, Inc.	75,000	—
Notes payable and other borrowings	160,671	146,160
Junior subordinated debentures	137,937	137,254
Operating lease liabilities	21,177	22,957
Deferred income taxes	84,224	89,855
Discontinued operations total liabilities	—	173,381
Total liabilities	986,401	1,149,189
Commitments and contingencies
Redeemable noncontrolling interest	—	4,009
Equity:
Preferred stock of $0.01 par value; authorized 10,000,000 shares	—	—
Class A Common Stock of $0.01 par value; authorized 30,000,000 shares;
issued and outstanding 15,624,091 in 2020 and 15,106,067 in 2019	156	151
Class B Common Stock of $0.01 par value; authorized 4,000,000 shares;
issued and outstanding 3,693,596 in 2020 and 3,191,571 in 2019	37	32
Additional paid-in capital	177,104	153,507
Accumulated earnings	—	394,551
Accumulated other comprehensive income	—	1,554
Total shareholders' equity	177,297	549,795
Noncontrolling interests	75,875	90,275
Total equity	253,172	640,070
Total liabilities and equity	$1,239,573	1,793,268

Bluegreen Vacations Holding Corporation
Condensed Consolidated Statements of Operations and Comprehensive Income - Unaudited
(In thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Sales of VOIs	$59,265	66,318	113,447	186,351
Fee-based sales commissions	22,119	60,478	64,619	161,033
Other fee-based services	27,831	33,744	83,558	94,015
Cost reimbursements	15,684	17,883	46,654	48,933
Interest income	19,346	21,586	59,963	63,969
Other revenue	—	28	—	70
Total revenues	144,245	200,037	368,241	554,371
Costs and Expenses:
Cost of VOIs sold	3,597	3,121	8,734	17,541
Cost of other fee-based services	20,861	22,872	61,107	63,913
Cost reimbursements	15,684	17,883	46,654	48,933
Interest expense	7,968	11,754	27,668	34,270
Selling, general and administrative expenses	120,933	130,032	281,237	394,280
Total costs and expenses	169,043	185,662	425,400	558,937
Other (expense) income	(339)	2,204	186	4,364
(Loss) income before income taxes	(25,137)	16,579	(56,973)	(202)
Provision for income taxes	(201)	(8,152)	(441)	(4,658)
Net (loss) income from continuing operations	(25,338)	8,427	(57,414)	(4,860)
Discontinued operations
(Loss) income from operations	(5,759)	24,603	(41,593)	38,785
Benefit (provision) for income taxes	8,623	(6,530)	9,067	(10,411)
Net income (loss) from discontinued operations	2,864	18,073	(32,526)	28,374
Net (loss) income	(22,474)	26,500	(89,940)	23,514
Less: Income attributable to noncontrolling interests - continuing operations	3,357	4,210	4,314	11,441
Less: (Loss) attributable to noncontrolling interests - discontinued operations	(509)	(98)	(4,822)	(166)
Net (loss) income attributable to shareholders	$(25,322)	22,388	(89,432)	12,239
Basic (loss) earnings per share from continuing operations	$(1.53)	0.23	(3.35)	(0.88)
Basic earnings (loss) per share from discontinued operations	0.18	0.98	(1.50)	1.53
Basic (loss) earnings per share	$(1.35)	1.21	(4.85)	0.65
Diluted (loss) earnings per share from continuing operations	$(1.53)	0.22	(3.35)	(0.88)
Diluted earnings (loss) per share from discontinued operations	0.18	0.97	(1.50)	1.53
Diluted (loss) earnings per share	$(1.35)	1.19	(4.85)	0.65
Basic weighted average number of common shares outstanding	18,731	18,518	18,442	18,601
Diluted weighted average number of common and common equivalent shares outstanding	18,731	18,812	18,442	18,601
Cash dividends declared per Class A common share	$—	0.0625	—	0.1875
Cash dividends declared per Class B common share	$—	0.0625	—	0.1875

Net (loss) income	$(22,474)	26,500	(89,940)	23,514
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	15	(75)	19	151
Unrealized gain (loss) on securities available for sale	157	16	(198)	54
Other comprehensive income (loss), net	172	(59)	(179)	205
Comprehensive (loss) income, net of tax	(22,302)	26,441	(90,119)	23,719
Less: Comprehensive income (loss) attributable to noncontrolling interests	2,848	4,112	(508)	11,275
Comprehensive (loss) income attributable to shareholders	$(25,150)	22,329	(89,611)	12,444

The following supplemental table presents Bluegreen’s System-wide sales of VOIs  (1) and a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

BLUEGREEN VACATIONS CORPORATION

SYSTEM-WIDE SALES OF VOIs RECONCILIATION

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Gross sales of VOIs	$71,149	$82,729	$157,530	$225,834
Add: Fee-Based sales	33,159	87,646	97,266	237,793
System-wide sales of VOIs	$104,308	$170,375	$254,796	$463,627

(1) System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in the Bluegreen Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table presents Bluegreen’s free cash flow (2) and a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

BLUEGREEN VACATIONS CORPORATION

FREE CASH FLOW RECONCILIATION

	For the Nine Months Ended September 30,
(in thousands)	2020	2019
Net cash provided by operating activities	$51,975	$50,325
Purchases of property and equipment	(5,895)	(18,502)
Free Cash Flow	$46,080	$31,823

(2) Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. Bluegreen focuses on the generation of free cash flow and considers free cash flow to be a useful supplemental measure of the its ability to generate cash flow from operations and is a supplemental measure of liquidity. Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the items excluded from free cash flow are a significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA  (3) and a reconciliation of Bluegreen’s net income attributable to shareholders to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

BLUEGREEN VACATIONS CORPORATION

ADJUSTED EBITDA RECONCILIATION

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Net income attributable to shareholders	$9,901	$20,327	$1,272	$24,297
Net income attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations	2,644	2,248	4,021	9,095
Net Income	12,545	22,575	5,293	33,392
Add: Depreciation and amortization	3,891	3,585	11,680	10,453
Less: Interest income (other than interest earned on VOI notes receivable)	(623)	(1,799)	(3,388)	(5,437)
Add: Interest expense - corporate and other	3,409	5,326	11,932	14,564
Add: Franchise taxes	101	112	118	171
Add: Provision for income taxes	4,850	7,778	1,073	9,124
EBITDA	24,173	37,577	26,708	62,267
Loss (gain) on assets held for sale	283	(166)	326	(2,146)
Add: Severance, net of employee retention
credits	381	1,924	4,904	1,924
Add: COVID-19 incremental costs	282	—	1,756	—
Add: Bass Pro Settlement	—	—	—	39,121
Adjusted EBITDA	25,119	39,335	33,694	101,166
Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations	(2,757)	(2,364)	(4,438)	(9,339)
Adjusted EBITDA attributable to
shareholders	$22,362	$36,971	$29,256	$91,827

(3) Bluegreen defines EBITDA as earnings or net income from continuing operations before taking into account interest income (excluding interest earned on Bluegreen’s VOI notes receivable), interest expense (excluding interest expense incurred by Bluegreen on financings related to its receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of Bluegreen’s EBITDA calculations, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen defines Adjusted EBITDA as EBITDA adjusted for amounts attributable to noncontrolling interests and items that Bluegreen believes are not representative of ongoing operating results. Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement were excluded in the computation of Bluegreen’s Adjusted EBITDA for the nine months ended September 30, 2019.

Bluegreen considers EBITDA and Adjusted EBITDA to be an indicator its operating performance, and they are used to measure its ability to service debt, fund capital expenditures, and expand its business. EBITDA is also used by companies, lenders, investors, and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

Bluegreen considers Adjusted EBITDA to be a useful supplemental measure of its operating performance that facilitates the comparability of historical financial periods. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. Bluegreen's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.